    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997

                                                      REGISTRATION NO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMERICAN RE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              6719                             13-3672116
   (State or Other Jurisdiction        (Primary Standard Industrial              (I.R.S. Employer
of Incorporation or Organization)      Classification Code Number)            Identification Number)

                            ------------------------

                             555 COLLEGE ROAD EAST
                              PRINCETON, NJ 08543
                                 (609) 243-4200
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                         ------------------------------

                            ROBERT K. BURGESS, ESQ.
                            AMERICAN RE CORPORATION
                             555 COLLEGE ROAD EAST
                              PRINCETON, NJ 08543
                                 (609) 243-4200
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         ------------------------------

                                WITH A COPY TO:
                             GARY I. HOROWITZ, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM            AMOUNT OF
             TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               BE REGISTERED          PER NOTE         OFFERING PRICE           FEE
7.45% Senior Notes due 2026, Series B............     $500,000,000            100%            500,000,000         $151,515.15

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED JANUARY 29, 1997

PROSPECTUS

                            AMERICAN RE CORPORATION

    [LOGO]
                  OFFER TO EXCHANGE UP TO $500,000,000 OF ITS
                     7.45% SENIOR NOTES DUE 2026, SERIES B
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     7.45% SENIOR NOTES DUE 2026, SERIES A

                              --------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON          , 1997, UNLESS EXTENDED.

                            ------------------------

    American Re Corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate of up to $500,000,000 principal amount of 7.45% Senior Notes due 2026, Series B (the "Exchange Notes"), of the Company for an identical face amount of the issued and outstanding 7.45% Senior Notes due 2026, Series A (the "Old Notes" and the Old Notes and the Exchange Notes, collectively, the "Notes"), of the Company from the holders thereof. As of the date of this Prospectus, there is $500,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

    Interest on the Old Notes has accrued from the original date of issuance thereof, December 24, 1996 and will cease to accrue on the date the Exchange Notes are exchanged for the Old Notes. Interest on the Exchange Notes will accrue from the date the Exchange Notes are exchanged for the Old Notes and is payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997.

                            ------------------------

    SEE "RISK FACTORS," BEGINNING ON PAGE 9, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                             ---------------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION NOR HAS ANY STATE COMMISSION PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

    FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE NORTH CAROLINA COMMISSIONER RULED UPON THE ACCURACY OF THIS OFFERING CIRCULAR.

                            ------------------------

    The Old Notes were issued and sold on December 24, 1996 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that for a period of no greater than 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

    The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ('PORTAL') market. There is no established trading market for the Exchange Notes. The Company does not currently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The certificates representing the Exchange Notes will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the 'Global Note') and will be deposited with the Trustee as custodian for The Depository Trust Company ('DTC') and registered in the name of a nominee of DTC. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee or participants therein.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The date for acceptance and exchange of the Old Notes (the "Exchange Date") will be the first business day following the Expiration Date (as defined herein). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Exchange
Offer will expire 5:00 p.m., New York City time, on           , 1997, unless the
Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit. Copies of the Registration Statement may be examined without charge at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the web site (http://www.sec.gov.) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, and other information with the Commission. Reports, and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference in their entirety and are attached hereto as Annexes I through VII, respectively, without the schedules, exhibits and annexes appended thereto (except as described below):

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K").

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (the "March 10-Q").

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "June 10-Q").

     4. The Company's Current Report on Form 8-K dated August 13, 1996 (the "August 8-K").

     5. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "September 10-Q").

     6. The Company's Current Report on Form 8-K dated November 25, 1996 (the "November 8-K").

     7. The Company's Current Report on Form 8-K dated December 11, 1996 (the "December 8-K"), including the exhibit thereto.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing of such documents.

    Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER...........................  The Company is offering to exchange pursuant to the Exchange Offer up to $500,000,000
                                               aggregate principal amount of its new 7.45%
                                               Senior Notes due 2026, Series B (the
                                               "Exchange Notes") for a like aggregate
                                               principal amount of its outstanding 7.45%
                                               Senior Notes due 2026, Series A (the "Old
                                               Notes"). The terms of the Exchange Notes are
                                               identical in all material respects (including
                                               principal amount, interest rate and maturity)
                                               to the terms of the Old Notes for which they
                                               may be exchanged pursuant to the Exchange
                                               Offer, except that the Exchange Notes are
                                               freely transferrable by holders of such Notes
                                               (each a "holder" or "Holder") other than as
                                               provided herein, and are not subject to any
                                               covenant regarding registration under the
                                               Securities Act. See "The Exchange Offer."
INTEREST PAYMENTS............................  Interest on the Old Notes has accrued from the original date of issuance thereof,
                                               December 24, 1996, and will cease to accrue
                                               on the date the Exchange Notes are exchanged
                                               for the Old Notes. Interest on the Exchange
                                               Notes will accrue from the date the Exchange
                                               Notes are exchanged for Old Notes and is
                                               payable in cash semi-annually in arrears on
                                               June 15 and December 15 of each year,
                                               commencing June 15, 1997.
MINIMUM CONDITION............................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old
                                               Notes being tendered for exchange.
EXPIRATION DATE; WITHDRAWAL OF TENDER........  The Exchange Offer will expire 5:00 p.m., New
                                               York City time, on           1997, unless the
                                               Exchange Offer is extended, in which case the
                                               term "Expiration Date" means the latest date
                                               and time to which the Exchange Offer is
                                               extended. Tenders may be withdrawn at any
                                               time prior to 5:00 p.m., New York City time,
                                               on the Expiration Date. See "The Exchange
                                               Offer--Withdrawal of Rights."
EXCHANGE DATE................................  The date of acceptance for exchange of the
                                               Old Notes will be the first business day
                                               following the Expiration Date.
CONDITIONS TO THE EXCHANGE OFFER.............  The Exchange Offer is subject to certain customary conditions, which may be waived by
                                               the Company. The Company currently expects
                                               that each of the conditions will be satisfied
                                               and that no waivers will be necessary. See
                                               "The Exchange Offer--Certain Conditions to
                                               the Exchange Offer." The Company reserves the
                                               right to terminate or amend the Exchange
                                               Offer at any time prior to the Expiration
                                               Date upon the occurrence of any such
                                               condition.

PROCEDURES FOR TENDERING OLD NOTES...........  Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and
                                               date the Letter of Transmittal, or a
                                               facsimile thereof, in accordance with the
                                               instructions contained herein and therein,
                                               and mail or otherwise deliver such Letter of
                                               Transmittal, or such facsimile, together with
                                               the Old Notes and any other required
                                               documentation to the Exchange Agent (as
                                               defined herein) at the address set forth
                                               herein. See "The Exchange Offer--Procedures
                                               for Tendering Old Notes" and "Plan of
                                               Distribution."
USE OF PROCEEDS..............................  There will be no proceeds to the Company from the exchange of Notes pursuant to the
                                               Exchange Offer.
FEDERAL INCOME TAX CONSEQUENCES..............  The exchange of Notes pursuant to the
                                               Exchange Offer will not be a taxable event
                                               for federal income tax purposes. See "United
                                               States Federal Income Tax Consequences."
SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS..........................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer,
                                               commercial bank, trust company or other
                                               nominee and who wishes to tender should
                                               contact such registered holder promptly and
                                               instruct such registered holder to tender on
                                               such beneficial owner's behalf. If such
                                               beneficial owner wishes to tender on such
                                               beneficial owner's own behalf, such
                                               beneficial owner must, prior to completing
                                               and executing the Letter of Transmittal and
                                               delivering the Old Notes, either make
                                               appropriate arrangements to register
                                               ownership of the Old Notes in such beneficial
                                               owner's name or obtain a properly completed
                                               bond power from the registered holder. The
                                               transfer of registered ownership may take
                                               considerable time. See "The Exchange
                                               Offer--Procedures for Tendering Old Notes."
GUARANTEED DELIVERY PROCEDURES...............  Holders of Old Notes who wish to tender their
                                               Old Notes and whose Old Notes are not
                                               entirely available or who cannot deliver
                                               their Old Notes, the Letter of Transmittal or
                                               any other documents required by the Letter of
                                               Transmittal to the Exchange Agent prior to
                                               the Expiration Date must tender their Old
                                               Notes according to the guaranteed delivery
                                               procedures set forth in "The Exchange
                                               Offer--Procedures for Tendering Old Notes."
ACCEPTANCE OF OLD NOTES AND DELIVERY OF
  EXCHANGE...................................  The Company will accept for exchange any and all Old Notes which are properly tendered in
                                               the Exchange Offer prior to 5:00 p.m., New
                                               York City time, on the Expiration Date. The
                                               Exchange Notes issued pursuant to the
                                               Exchange Offer will be delivered promptly
                                               following the Expiration Date.

                                               See "The Exchange Offer--Procedures for
                                               Tendering Old Notes."
EFFECT ON HOLDERS OF OLD NOTES...............  As a result of the making of, and upon acceptance for exchange of all validly
                                               tendered Old Notes pursuant to the terms of,
                                               this Exchange Offer, the Company will have
                                               fulfilled a covenant contained in the
                                               Registration Rights Agreement (the
                                               "Registration Rights Agreement") dated as of
                                               December 24, 1996 among the Company, Goldman,
                                               Sachs & Co., Donaldson, Lufkin & Jenrette
                                               Securities Corporation, J.P. Morgan
                                               Securities Inc., Merrill Lynch, Pierce,
                                               Fenner & Smith Incorporated, Salomon Brothers
                                               Inc, Smith Barney Inc. and UBS Securities LLC
                                               (the "Initial Purchasers") and, accordingly
                                               there will be no increase in the interest
                                               rate on the Old Notes pursuant to the terms
                                               of the Registration Rights Agreement, and the
                                               holders of the Old Notes will have no further
                                               registration or other rights under the
                                               Registration Rights Agreement. Holders of the
                                               Old Notes who do not tender their Old Notes
                                               in the Exchange Offer will continue to hold
                                               such Old Notes and will be entitled to all
                                               the rights and limitations applicable thereto
                                               under the Indenture between the Company and
                                               State Street Bank and Trust Company relating
                                               to the Old Notes and the Exchange Notes (the
                                               "Indenture") except for any such rights under
                                               the Registration Rights Agreement that by
                                               their terms terminate or cease to have
                                               further effectiveness as a result of the
                                               making of, and the acceptance for exchange of
                                               all validly tendered Old Notes pursuant to,
                                               the Exchange Offer. All untendered Old Notes
                                               will continue to be subject to the
                                               restrictions on transfer provided for in the
                                               Old Notes and in the Indenture. To the extent
                                               that Old Notes are tendered and accepted in
                                               the Exchange Offer the trading market for
                                               untendered Old Notes could be adversely
                                               affected.
CONSEQUENCE OF FAILURE TO EXCHANGE...........  Holders of Old Notes who do not exchange their Notes for Exchange Notes pursuant to
                                               the Exchange Offer will continue to be
                                               subject to the restrictions on transfer of
                                               such Old Notes as set forth in the legend
                                               thereon as a consequence of the offer or sale
                                               of the Old Notes pursuant to an exemption
                                               from, or in a transaction not subject to, the
                                               registration requirements of the Securities
                                               Act and applicable state securities laws. In
                                               general, the Old Notes may not be offered or
                                               sold, unless registered under the Securities
                                               Act, except pursuant to an exemption from, or
                                               in a transaction not subject to, the
                                               Securities Act and applicable state
                                               securities laws. The Company does not

                                               currently anticipate that it will register
                                               the Old Notes under the Securities Act.
EXCHANGE AGENT...............................  State Street Bank and Trust Company is
                                               serving as exchange agent (the "Exchange
                                               Agent") in connection with the Exchange
                                               Offer. See "The Exchange Offer--Exchange
                                               Agent."

                                TERMS OF THE EXCHANGE NOTES

SECURITIES OFFERED...........................  $500,000,000 principal amount of 7.45% Senior
                                               Notes due 2026, Series B.
MATURITY DATE................................  December 15, 2026.
INTEREST PAYMENT DATES.......................  June 15 and December 15 of each year, commencing June 15, 1997.
OPTIONAL REDEMPTION..........................  The Exchange Notes will be redeemable, in whole or in part, at the option of the
                                               Company at any time, at a redemption price
                                               equal to the greater of (i) 100% of the
                                               principal amount and (ii) the sum of the
                                               present values of the remaining scheduled
                                               payments of principal and interest thereon
                                               discounted, on a semiannual basis, at the
                                               Treasury Yield (as defined) plus 15 basis
                                               points, together with accrued interest plus
                                               premium, and Liquidated Damages (as defined),
                                               if any, to the date of redemption.
RANKING......................................  The Exchange Notes will be general, unsecured obligations of the Company and will rank PARI
                                               PASSU with all other senior indebtedness of
                                               the Company.
CERTAIN COVENANTS............................  The Indenture governing the Notes and the
                                               Exchange Notes (the "Indenture")contains
                                               certain covenants, that will, among other
                                               things, limit the ability of the Company and
                                               its Principal Subsidiaries (as defined) to
                                               incur liens securing indebtedness ranking
                                               PARI PASSU with the Notes without equally and
                                               ratably securing the Notes, and to engage in
                                               mergers and consolidations. See "Description
                                               of the Notes."
ABSENCE OF MARKET............................  The Exchange Notes are new securities for which there is currently no established
                                               market. Accordingly, there can be no
                                               assurance as to the development or liquidity
                                               of any market for the Exchange Notes. The
                                               Company does not intend to apply for a
                                               listing of the Exchange Notes on a securities
                                               exchange.

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered by Holders of the Old Notes prior to tendering Old Notes in the Exchange Offer.

                                  RISK FACTORS

    HOLDERS OF OLD NOTES SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS BEFORE DECIDING TO TENDER OLD NOTES IN THE EXCHANGE OFFER. THE RISK FACTORS SET FORTH BELOW ARE GENERALLY APPLICABLE TO THE OLD NOTES AS WELL AS THE EXCHANGE NOTES.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for new Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

HOLDING COMPANY STRUCTURE

    The operations of the Company are conducted through its insurance/reinsurance subsidiaries. Except to the extent that the Company may itself be a creditor with recognized claims against its insurance/reinsurance subsidiaries, claims of creditors of such subsidiaries, including ceding companies (i.e., primary insurers) under reinsurance agreements, will have priority with respect to the assets and earnings of such subsidiaries of the Company, even though such subsidiary obligations do not constitute senior indebtedness of the Company. Liabilities of the Company's insurance/reinsurance subsidiaries, including loss reserves and unearned premium reserves, aggregated $7,249.3 million at September 30, 1996 and assets of such subsidiaries totaled $8,395.6 million as of such date.

    In addition, in the event of a default on the Company's debt or an insolvency, liquidation or other reorganization of the Company, creditors of the Company will have no right to proceed against the assets of its insurance/reinsurance subsidiaries or to cause their liquidation under Federal and state bankruptcy laws. If the Company's principal insurance/reinsurance subsidiary, American Re-Insurance Company ("American Re-Insurance"), were to be liquidated, such liquidation would be conducted under the Delaware Insurance Code (the "Delaware Code") by the Delaware Insurance Commissioner as the receiver with respect to such subsidiary's property and business.

    The Company is dependent on dividends and tax allocation payments from American Re-Insurance, and its other insurance/reinsurance subsidiaries to meet its debt obligations, including its obligations under the Notes. The payment of dividends to the Company by American Re-Insurance is subject to limitations imposed by the Delaware Code and other applicable state law. The aggregate amount available for payment of dividends by American Re-Insurance to the Company during 1996 without prior approval of regulatory authorities is $110.0 million (of which $70.0 million has already been paid). Anticipated interest expense of the Company for 1996, including charges related to the interest payable to the holders of the Notes, on a pro forma basis after giving effect to this Offering and the application of the net proceeds therefrom, will be approximately $40.2 million (compared to actual interest expense of $40.5 million for the nine months ended September 30,
1996).

FACTORS SPECIFIC TO THE REINSURANCE INDUSTRY AND THE COMPANY

    The property and casualty reinsurance industry has been highly cyclical. Demand for reinsurance is significantly influenced by underwriting results of primary property and casualty insurance companies and prevailing general economic and market conditions, all of which affect retention levels of primary insurance companies and reinsurance premium rates. The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including changes in what the Company believes to be the propensity of courts to grant large awards, natural disasters and other catastrophic events (such as hurricanes, windstorms, earthquakes, floods and fires), fluctuations in interest rates and other changes in the investment environment which affect market prices of the Company's investments and the income and returns on those investments, and inflationary pressures that may tend to affect the size of losses experienced by ceding primary insurance companies.

    The Company and its insurance/reinsurance subsidiaries are subject to regulation by state insurance authorities under the insurance statutes, including insurance holding company statutes, of various states, including Delaware, the domiciliary state of American Re-Insurance. Such statutes, among other things, limit the amount of dividends that can be paid by the insurance/reinsurance subsidiaries without prior regulatory approval, impose restrictions on the amount and type of investments the insurance/ reinsurance subsidiaries may have, prescribe solvency standards that must be met and maintained, require the insurance/reinsurance subsidiaries to maintain reserves for losses, loss adjustment expenses ("LAE") and unearned premiums and, in some states, limit the right of offset. Such insurance holding company statutes generally require prior notice or regulatory approval of changes of control of an insurer or its holding company.

    From time to time, various regulatory and legislative changes have been proposed in the insurance and reinsurance industry, which, if implemented, may have an effect on reinsurers, including the Company. These proposals include limitations on the right of offset by reinsurers and possible introduction of federal regulation of reinsurers. The Company is unable to predict whether any such proposal will be adopted, the form in which any such proposal would be adopted, or the effect, if any, the adoption of any such proposal would have on the Company or its insurance/reinsurance subsidiaries.

    The Company and its insurance/reinsurance subsidiaries are required to maintain reserves to cover their estimated ultimate liability for losses and LAE with respect to reported and unreported claims incurred as of the end of each accounting period (net of estimated related salvage and subrogation claims and reinsurance recoverables). These loss and LAE reserves are estimates involving claims adjustors' evaluations of reported claims and actuarial and statistical projections at a given time of what the insurance/reinsurance subsidiaries expect the ultimate settlement and administration of claims to cost based on facts and circumstances then known, predictions of future events, estimates of future trends in claims severity and other variable factors such as inflation and new concepts of liability. The inherent uncertainties of estimating loss reserves are exacerbated for reinsurers by the significant periods of time that often elapse between the occurrence of an insured loss, the reporting of the loss to the primary insurer and, ultimately, to the reinsurer, and the primary insurer's payment of that loss and subsequent indemnification by the reinsurer. As a consequence, actual losses and LAE paid may deviate, perhaps substantially, from estimates reflected in the reserves of the Company and its insurance/reinsurance subsidiaries, as reported in the Company's financial statements. To the extent reserves prove to be inadequate after taking into account available retrocessional coverage including available stop loss protection, the Company would likely have to augment such reserves and incur a charge to earnings.

    Since the early 1980s, the Company's underwriting results have been adversely affected by claims developing from asbestos-related and environmental pollution coverage exposures. Significant uncertainties exist with respect to estimating the ultimate future amounts that may be needed for these types of claims, especially in view of changes in the legal and tort environment that affect the development of loss reserves. For asbestos-related claims, such uncertainties include estimations of the number and value of claims that may be reported and the maximum value of asbestos-related exposures written by its clients and thus the Company during expired coverage periods. For environmental pollution claims, such uncertainties include inconsistent coverage issue decisions reached in court cases in various jurisdictions, which include the existence of any insurance coverage at all, what underlying policies provide the coverage and whether the Company reinsures those policies, whether the releases of contaminants is one "occurrence" or more for determination of applicable coverage/policy limits, how pollution exclusions should be applied, whether clean-up costs constitute covered damage, and whether an insurer has a duty to defend. In addition, the lack of resolution to the Superfund legislation in Congress adds further uncertainty to environmental pollution claims costs.

    In connection with asbestos, environmental-related and other latent liabilities coverage exposures ("Latent Liability Exposures"), the Company strengthened its gross incurred but not reported ("IBNR") loss reserves in the fourth quarter of 1995 by $587.0 million. See "Results of Operations--Year Ended December 31, 1995 Compared with Year Ended December 31, 1994." Nevertheless, the uncertainties inherent in valuing asbestos-related and environmental pollution claims are not likely to be resolved in the near future. There can be no assurance that adverse developments from prior years will not continue in the future, particularly with respect to asbestos and environmental pollution exposures, or that such adverse developments will not have a material adverse effect on net income.

    The property and casualty reinsurance business is highly competitive. Competition with respect to the types of reinsurance in which the Company is engaged is based on many factors, including perceived overall financial strength of the reinsurer, ratings of the reinsurer by A.M. Best Company ("A.M. Best"), underwriting expertise, reputation and experience in the lines written, services offered and speed of claims payment. The Company competes for its business in the United States and international reinsurance markets with independent reinsurers, reinsurer subsidiaries or affiliates of insurers, the reinsurance departments of primary insurers and underwriting syndicates from the United States and abroad, some of which have greater financial resources than the Company. The Company also competes with providers of alternative forms of risk transfer, such as investment banks which offer capital market mechanisms for primary insurers to transfer insurance risks directly to investors.

    On January 29, 1996, A.M. Best affirmed its "A+ (Superior)" rating of American Re-Insurance, the second highest of A.M. Best's 15 qualitative ratings. American Re-Insurance has been rated "A+ (Superior)" since March 3, 1993. "A + (Superior)" is assigned by A.M. Best to those companies which in its opinion have demonstrated superior overall performance when compared to the standards established by A.M. Best and have demonstrated a very strong ability to meet their policyholder and other contractual obligations over a long period of time. According to A.M. Best, the objectives of its rating system are to evaluate the factors affecting overall performance of an insurance or reinsurance company and to provide A.M. Best's opinion of the company's relative financial strength and ability to meet its obligation to policyholders currently and in the future.

    On December 10, 1996, Standard & Poors Corporation ("S&P") raised American Re-Insurance's claims paying ability rating to "AAA." An "AAA" rating represents the highest of S&P's ratings. A rating of "AAA" is assigned by S&P to those companies which, in its opinion, have superior financial security on an absolute and relative basis and their capacity to meet policyholder obligations is overwhelming under a variety of economic and underwriting conditions.

    There can be no assurance that American Re-Insurance will continue to be rated "A+ (Superior)" by A.M. Best or "AAA" by S&P.

    On December 13, 1996, Moody's Investors Service ("Moody's") raised American Re-Insurance's financial strength rating to "Aaa." An "Aaa" rating represents the highest of Moody's 19 qualitative ratings. A rating of "Aaa" is assigned by Moody's to those companies which in Moody's opinion offer exceptional financial security.

    Ratings have become increasingly important in establishing the competitive position of a reinsurer. Management believes that a reduction to below an "A" level in any of American Re-Insurance's ratings could have a material adverse effect on its financial condition, results of operations and cash flows. A.M. Best, S&P and Moody's ratings are not in any way a measure of protection offered to investors in the Notes and should not be relied upon with respect to making an investment in the Notes. Each of these rating agencies continually reviews its ratings and there can be no assurance that American Re-Insurance's ratings will be maintained at current levels in the future.

FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular the likelihood of the Company's success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

                                  THE COMPANY

    The Company is the holding company for American Re-Insurance, a reinsurance company that underwrites property and casualty reinsurance directly in the United States and international markets. American Re-Insurance was founded in 1917 as the first U.S.- owned reinsurance company. Based on statutory net premiums written of $1,611.5 million in 1995, American Re-Insurance, ranked as the third largest property and casualty reinsurer in the U.S. The Company had total assets of $8,395.6 million and stockholders' equity of $908.8 million at September 30, 1996.

    The Company is a wholly-owned subsidiary of Munchener
Ruckversicherungs-Gesellschaft Aktiengesellschaft in Munchen, a company organized under the laws of Germany ("Munich Re"). Munich Re is the world's largest reinsurance company based on 1995 net premiums written, according to BUSINESS INSURANCE.

    American Re-Insurance provides reinsurance directly to primary insurance companies without the assistance of reinsurance brokers, positioning it as one of only five, major direct underwriters of property and casualty reinsurance in the U.S. The other major direct reinsurers are Employers Reinsurance Corporation, General Reinsurance Corporation, Swiss Reinsurance America Corporation, and Munich Re, which operates in the United States through its 50% owned affiliate Munich American Reinsurance Company ("Munich American Reinsurance"), and through its U.S. branch.

    The Company provides both treaty and facultative reinsurance and writes such reinsurance on both a pro rata and excess of loss basis. Under facultative reinsurance, the primary insurer cedes and the reinsurer assumes part or all of the risks insured by the primary insurer under a single primary insurance policy. Treaty reinsurance is a contractual arrangement, usually renewable annually, between a primary insurer and a reinsurer under which the primary insurer must cede and the reinsurer must assume a specified portion of a type or category of risks. In the case of pro rata reinsurance, the reinsurer, in return for a predetermined portion or share of the insurance premium charged by the primary insurer, indemnifies the primary insurer against a predetermined portion of the losses and LAE of the primary insurer under the covered primary policy or policies. In the case of excess of loss reinsurance, the reinsurer indemnifies the primary insurer against all or a specific portion of losses on underlying insurance policies in excess of a specified dollar amount, known as the "retention" or "attachment point," most often subject to a negotiated limit. Premiums payable to the reinsurer by the primary insurer for excess of loss coverage are not directly proportional to the premiums the primary insurer receives because the reinsurer does not assume a proportionate risk.

    The following table sets forth the mix of the Company's business based on statutory gross premiums written for years ended December 31, 1992, 1993, 1994 and 1995 and the nine months ended September 30, 1996:

                                                            YEAR ENDED DECEMBER 31,
                           ------------------------------------------------------------------------------------------
                                                                                                                          NINE
                                                                                                                         MONTHS
                                                                                                                         ENDED
                                                                                                                       SEPTEMBER
                                                                                                                          30,
                                   1992                   1993                  1994(1)                1995(1)          1996(1)
                           ---------------------  ---------------------  ---------------------  ---------------------  ----------

                                                  (DOLLARS IN MILLIONS)
Treaty Property
  Pro Rata...............  $    303.1       23.1% $    320.0       19.5% $    353.3       18.4% $    419.4       20.9% $    376.0
  Excess of Loss.........       107.4        8.2       218.9       13.4       212.0       11.0       245.2       12.2       187.9
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................       410.5       31.3       538.9       32.9       565.3       29.4       664.6       33.1       563.9
Treaty Casualty
  Pro Rata...............       235.5       17.9       345.1       21.1       410.8       21.4       374.5       18.6       411.1
  Excess of Loss.........       245.8       18.7       245.3       15.0       360.9       18.8       320.2       16.0       250.8
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................       481.3       36.6       590.4       36.1       771.7       40.2       694.7       34.6       661.9
Facultative Property
  Pro Rata...............        39.4        3.0        51.1        3.1        56.0        2.9        59.1        3.0        60.5
  Excess of Loss.........        42.4        3.2        62.2        3.8        63.2        3.3        88.8        4.4        77.6
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................        81.8        6.2       113.3        6.9       119.2        6.2       147.9        7.4       138.1
Facultative Casualty
  Pro Rata...............         0.6        0.1         1.7        0.0         0.6        0.0         0.2        0.0         3.8
  Excess of Loss.........       339.1       25.8       393.3       24.1       466.3       24.2       499.2       24.9       422.5
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................       339.7       25.9       395.0       24.1       466.9       24.2       499.4       24.9       426.3
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................  $  1,313.3      100.0% $  1,637.6      100.0% $  1,923.1      100.0% $  2,006.6      100.0% $  1,790.2
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
                           ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------



Treaty Property
  Pro Rata...............       21.0%
  Excess of Loss.........       10.5
                           ---------
    Total................       31.5
Treaty Casualty
  Pro Rata...............       23.0
  Excess of Loss.........       14.0
                           ---------
    Total................       37.0
Facultative Property
  Pro Rata...............        3.4
  Excess of Loss.........        4.3
                           ---------
    Total................        7.7
Facultative Casualty
  Pro Rata...............        0.2
  Excess of Loss.........       23.6
                           ---------
    Total................       23.8
                           ---------
    Total................      100.0%
                           ---------
                           ---------

------------------------

(1) The totals for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996 include premiums from primary business written by American Alternative Insurance Corporation, which was acquired by the Company in 1994. The premiums have been allocated to the Facultative Casualty Excess of Loss amount.

    The Company focuses its treaty marketing efforts on small- to medium-sized regional property and casualty insurers with annual gross premium writings of less than $500 million. These regional insurers generally require higher levels of reinsurance than larger, better capitalized primary insurers and tend to rely more heavily on the Company for their reinsurance needs. Such regional insurers also have greater need for the Company's high level of insurance skills and services. The Company markets its facultative business to large primary insurers, which comprise the largest segment of the commercial insurance market, and smaller regional primary insurers whose commercial insurance risks are more limited in volume and scope. The Company also markets to large commercial insurance buyers, such as major corporations and governmental entities, seeking alternatives to the primary insurance companies that traditionally service these insurance buyers. These buyers, and the captive insurance companies, risk retention groups, and other self insurance mechanisms they use, are referred to as the "alternative market". In 1995 and for the first nine months of 1996, approximately 18.0% and 14.9%, respectively, of the Company's total net premiums written represented alternative market business.

    The Company's business objective is to maximize profitability throughout the property and casualty underwriting cycle. The Company seeks to achieve this objective through a strategy of (i) marketing based upon client needs, referred to by the Company as the "whole account approach," (ii) capitalizing on its financial resources and position as a direct writer by emphasizing long-term client relationships, (iii) adjusting its mix of business to react to changing market conditions, (iv) maintaining a conservative investment portfolio and (v) utilizing prudent actuarial practices in pricing its business and establishing its loss reserves.

    The Company has developed the whole account approach to develop and deliver products and services closely tailored to its clients' needs, and to integrate the marketing of its products and services with the underwriting of reinsurance risks. Each of the Company's clients is assigned a team of specialists including treaty, facultative and other services specialists, headed by a client relationship manager. In addition to underwriting insurance risks, the Company provides its clients with services including consulting in the areas of investment management, risk management, actuarial analysis, financial analysis, claims management, data processing, mergers and acquisitions due diligence review, reinsurance and insurance brokerage, captive and risk retention group management services and underwriting management services.

    The Company emphasizes long-term relationships with its clients, a strategy that management believes provides stability to the Company's sources of revenue during underwriting cycles. The Company believes that its close relationships with clients arising from the whole account approach, its direct underwriting, and the extensive services that it offers have led to long-term, stable relationships with clients based more on quality and variety of service than on price.

    The Company adjusts its mix of business as market conditions change and opportunities arise. In the protracted soft market that currently exists, the Company writes more excess of loss business and opportunistic pro-rata treaties in order to better control the relationship between premiums received and the risk exposure underwritten. The Company also adjusts its premiums written from period to period between the traditional and alternative markets, and domestic and international markets, based on opportunities presented.

    The Company follows a conservative investment strategy that emphasizes maintaining a high-quality fixed income portfolio that generates high current income. The Company's current investment strategy does not contemplate material additional investment in non-investment grade securities, commercial real estate or commercial mortgages. The Company's bond and short-term investment portfolio, which constitutes 91.1% of the total financial statement value of cash and investments, had an average S&P quality rating of "AA+" at September 30, 1996, which remains unchanged from December 31, 1995.

    The Company employs a staff of approximately 40 actuaries who are integrated into all of its major operating processes that include: account selection; risk evaluation; rating and pricing; return on equity modeling; consulting assistance to clients; and establishment of the Company's loss reserves. The Company believes this integration allows for a comprehensive, technical approach to pricing its business. Different actuarial units support the pricing for each of the Company's operating divisions. The Company also maintains a Reserve Analysis Unit, which is responsible for continuously monitoring the Company's loss reserve position. The Reserve Analysis Unit staff works together with the rating and pricing actuaries in evaluating the Company's loss reserve position relative to its pricing levels and mix of business (e.g., property versus casualty, excess of loss versus pro rata, low versus moderate versus high hazard and attachment point).

    The Company seeks to manage and diversify its risk through careful underwriting, active claims management, retrocessional arrangements and the selective commutation of certain reinsurance contracts. The Company's normal business practice is to retrocede a portion of most risks assumed and to purchase additional reinsurance for catastrophic events.

    In connection with the recent acquisition of the Company by Munich Re, Munich Re and the Company are contemplating various alternatives for integrating all or a portion of the operations of American Re-Insurance during 1997 with all or a portion of the operations of Munich American Reinsurance (50% of which is owned by Munich Re) and all or a portion of the operations of the United States branch of Munich Re. There can be no assurance that any such integration will occur on the timetable currently contemplated or at all, or as to the form that any such integration could take. Any plan for integration would be subject to, among other things, an analysis by Munich Re and the Company of the accounting, operational and legal implications of such integration, the negotiation and execution of definitive agreements as to value and other matters, as well as a variety of other factors that are beyond the Company's control, including, without limitation, the consent of certain of the other shareholders of Munich American Reinsurance and application for and receipt of insurance and other regulatory approvals. There can be no assurance as to the impact of any such integration on the business conditions (financial or otherwise) or prospects of the Company.

    Munich American Reinsurance had statutory total admitted assets and policyholders' surplus of $1,422.3 million and $323.1 million, respectively, as of December 31, 1995 and $1,526.4 million and $348.3 million, respectively, as of September 30, 1996. Munich American Reinsurance had $413.5 million and $330.5 million of net written premiums for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The United States branch of Munich Re had total statutory admitted assets and statutory policyholders' surplus of $1,396.2 million and $532.8 million, respectively, as of December 31, 1995 and $1,459.7 million and $595.8 million, respectively, as of September 30, 1996. The United States branch of Munich Re had $299.8 million and $198.1 million of net written premiums for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

    The Company's principal executive offices are located at 555 College Road East, Princeton, New Jersey 08543, and its telephone number is (609) 243-4200.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company and its subsidiaries at September 30, 1996 and as adjusted to give effect to the sale of the Old Notes and the application of the net proceeds therefrom to defease the Company's 10 7/8% Senior Subordinated Debentures due 2004 (the "Subordinated Debentures").

                                                                                            SEPTEMBER 30, 1996
                                                                                              (IN MILLIONS)
                                                                                         ------------------------
                                                                                           ACTUAL    AS ADJUSTED
                                                                                         ----------  ------------
Senior bank debt.......................................................................  $     75.0   $     75.0
The Notes..............................................................................          --   $    500.0
Subordinated Debentures................................................................       450.0           --
                                                                                         ----------  ------------
    Total Debt.........................................................................       525.0        575.0
Company-obligated mandatorily redeemable preferred securities of subsidiary trust
  holding as all of its assets Junior Subordinated Debentures..........................       237.5        237.5
Stockholders' equity
Common stock, par value $.01 per share; authorized: 125,000,000 shares; issued and
  outstanding: 47,293,014 shares at September 30, 1996.................................         0.5          0.5
Additional paid-in capital.............................................................       715.6        715.6
Retained earnings......................................................................       218.0        184.0(1)
Net unrealized appreciation of investments.............................................        12.5         12.5
Net unrealized loss on foreign exchange................................................       (37.8)       (37.8)
                                                                                         ----------  ------------
    Total stockholders' equity.........................................................       908.8        874.8
                                                                                         ----------  ------------
    Total capitalization...............................................................  $  1,671.3   $  1,687.3
                                                                                         ----------  ------------
                                                                                         ----------  ------------

------------------------

(1) Reflects a one-time extraordinary loss of $35.7 (on an after-tax basis) million in connection with the defeasance by the Company in respect of the early extinguishment of the Subordinated Debentures.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                      NINE MONTHS
                                                                                                                         ENDED
                                                                                                  YEAR ENDED           SEPTEMBER
                                                                                                 DECEMBER 31,             30,
                                                                                             --------------------     ------------
                                                                                             1993  1994    1995       1995    1996
                                                                                             ----  ----  --------     ----    ----
Ratio of earnings to fixed charges.........................................................   3.1   2.9  (1.3)(2)     3.8     4.4
Pro forma ratio of earnings to fixed charges(1)............................................    --    --  (1.6)(2)     4.8     5.4

------------------------

(1) Pro forma for the issuance of the Old Notes and the application of the net proceeds therefrom to defease the Subordinated Debentures.

(2) For the year ended December 31, 1995, earnings were insufficient to cover fixed charges by $94.9 million and pro forma earnings would have been insufficient to cover pro forma fixed charges by $94.9 million.

    Earnings consist of income before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                                 OF THE COMPANY

    Set forth below are five years and the most recent interim period of selected financial information which should be read in conjunction with the consolidated financial statements and notes of the Company incorporated by reference from the 1995 10-K and September 10-Q. Financial information is presented for American Re-Insurance for the year ended December 31, 1991, and the nine month period ended September 30, 1992, and for the Company for the three months ended December 31, 1992, and each of the years ended December 31, 1993, 1994 and 1995. The information (other than statutory data) for the year ended December 31, 1991, and the nine months ended September 30, 1992, was derived from the audited consolidated financial statements and related notes of American Re-Insurance. The information (other than statutory data) as of and for the three months ended December 31, 1992, and each of the years ended December 31, 1993, 1994 and 1995 was derived from the audited consolidated financial statements and related notes of the Company. The financial data for the nine months ended September 30, 1996 and 1995, respectively, have been derived from the Company's unaudited consolidated financial statements as of and for the nine month period then ended, which, in the opinion of the management of the Company, includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results of operations and financial position for the periods and as of the dates presented. The results of operations for any interim period are not necessarily indicative of results of operations for the full year. The statutory data have been derived from statutory financial statements. Such statutory financial statements are prepared in accordance with statutory accounting principles, which differ from generally accepted accounting principles ("GAAP").

                                                             THE                                       THE COMPANY
                            AMERICAN RE-INSURANCE          COMPANY                      ------------------------------------------
                            (PREDECESSOR COMPANY)       --------------   COMBINED(1)                                       NINE
                        ------------------------------                  --------------                                    MONTHS
                                         NINE MONTHS     THREE MONTHS                                                      ENDED
                          YEAR ENDED        ENDED           ENDED         YEAR ENDED              YEAR ENDED             SEPTEMBER
                         DECEMBER 31,   SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,            DECEMBER 31,               30,
                        --------------  --------------  --------------  --------------  -------------------------------  ---------
                             1991            1992            1992            1992         1993       1994       1995       1995
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net premiums
  written.............    $    901.7      $    741.7      $    278.6      $  1,020.4    $ 1,363.4  $ 1,553.3  $ 1,629.5  $ 1,238.2
Net premiums earned...         930.1           692.7           270.7           963.4      1,249.9    1,461.4    1,530.9    1,151.0
Losses and LAE(2).....         677.6           472.0           201.3           673.3        796.9    1,011.0    1,340.2      771.2
Underwriting
  expenses............         256.2           245.5            76.4           322.0        403.5      439.3      452.4      337.5
Underwriting gain
  (loss)..............          (3.7)          (24.8)           (7.1)          (31.9)        49.5       11.1     (261.7)      42.3
Net investment
  income..............         220.7           165.3            42.0           207.3        165.1      188.7      222.6      166.0
Net realized capital
  gains (losses)......          10.4             4.2            (2.1)            2.1          5.1       (0.2)       4.7        4.4
Interest expense......            --              --            24.9              --         66.1       60.0       60.7       47.7
Income (loss) before
  income taxes........         202.8           128.9           (10.5)             --        144.0      120.7     (159.5)     149.7
Income taxes
  (benefits)..........          44.7            28.2            (7.0)             --         36.0       23.2      (76.6)      37.4
Income (loss) before
  distributions on
  preferred securities
  of subsidiary trust,
  extraordinary loss,
  and cumulative
  effect of accounting
  change..............         158.1           100.7            (3.5)             --        108.0       97.5      (82.9)     112.3


                          1996
                        ---------

OPERATING DATA:
Net premiums
  written.............  $ 1,432.8
Net premiums earned...    1,282.3
Losses and LAE(2).....      820.8
Underwriting
  expenses............      374.2
Underwriting gain
  (loss)..............       87.3
Net investment
  income..............      186.0
Net realized capital
  gains (losses)......        2.2
Interest expense......       40.5
Income (loss) before
  income taxes........      215.0
Income taxes
  (benefits)..........       60.3
Income (loss) before
  distributions on
  preferred securities
  of subsidiary trust,
  extraordinary loss,
  and cumulative
  effect of accounting
  change..............      154.7

                                                             THE                                       THE COMPANY
                            AMERICAN RE-INSURANCE          COMPANY                      ------------------------------------------
                            (PREDECESSOR COMPANY)       --------------   COMBINED(1)                                       NINE
                        ------------------------------                  --------------                                    MONTHS
                                         NINE MONTHS     THREE MONTHS                                                      ENDED
                          YEAR ENDED        ENDED           ENDED         YEAR ENDED              YEAR ENDED             SEPTEMBER
                         DECEMBER 31,   SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,            DECEMBER 31,               30,
                        --------------  --------------  --------------  --------------  -------------------------------  ---------
                             1991            1992            1992            1992         1993       1994       1995       1995
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Distributions on
  preferred securities
  of subsidiary
  trust...............        --              --              --              --           --         --           (4.4)      (1.1)
Income (loss) before
  extraordinary loss
  and cumulative
  effect of accounting
  change..............         158.1           100.7            (3.5)         --            108.0       97.5      (87.3)     111.2
Extraordinary loss,
  net of applicable
  income tax effect...        --              --              --              --            (26.6)    --           (0.3)      (0.3)
Cumulative effect of
  accounting change,
  net of applicable
  income tax effect...        --              --              --              --             17.8     --         --         --
Net income (loss)
  before preferred
  dividend............         158.1           100.7            (3.5)         --             99.3       97.5      (87.6)     110.9
Paid-in-kind preferred
  dividends...........        --              --                 2.5          --              0.9     --         --         --
Net income (loss)
  available to common
  shareholders........         158.1           100.7            (6.0)         --             98.4       97.5      (87.6)     110.9
EARNINGS (LOSS) PER
  SHARE:
Income (loss) before
  extraordinary loss
  and cumulative
  effect of accounting
  change..............        --              --          $    (0.10)         --        $    2.24  $    2.01  $   (1.85) $    2.29
Extraordinary loss,
  net of tax..........        --              --              --              --            (0.55)    --          (0.01)     (0.01)
Cumulative effect of
  accounting change,
  net of tax..........        --              --              --              --             0.37     --         --         --
Paid-in-kind preferred
  dividend............        --              --               (0.08)         --            (0.02)    --         --         --
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
Net income (loss) per
  common share........        --              --          $    (0.18)         --        $    2.04  $    2.01  $   (1.86) $    2.28
DIVIDENDS DECLARED PER
  COMMON SHARE:
Cash dividend per
  common share........        --              --              --              --           --         --      $    0.32  $    0.24
OTHER GAAP OPERATING
  DATA (3):
Loss and LAE ratio....          72.9%           68.1%           74.4%           69.9%        63.8%      69.2%      87.5%      67.0%
Underwriting expense
  ratio...............          27.5            35.5            28.2            33.4         32.3       30.0       29.6       29.3
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
Combined ratio........         100.4%          103.6%          102.6%          103.3%        96.1%      99.2%     117.1%      96.3%


                          1996
                        ---------

Distributions on
  preferred securities
  of subsidiary
  trust...............       (9.8)
Income (loss) before
  extraordinary loss
  and cumulative
  effect of accounting
  change..............      144.9
Extraordinary loss,
  net of applicable
  income tax effect...     --
Cumulative effect of
  accounting change,
  net of applicable
  income tax effect...     --
Net income (loss)
  before preferred
  dividend............      144.9
Paid-in-kind preferred
  dividends...........     --
Net income (loss)
  available to common
  shareholders........      144.9
EARNINGS (LOSS) PER
  SHARE:
Income (loss) before
  extraordinary loss
  and cumulative
  effect of accounting
  change..............  $    2.96
Extraordinary loss,
  net of tax..........     --
Cumulative effect of
  accounting change,
  net of tax..........     --
Paid-in-kind preferred
  dividend............     --
                        ---------
Net income (loss) per
  common share........  $    2.96
DIVIDENDS DECLARED PER
  COMMON SHARE:
Cash dividend per
  common share........  $    0.30
OTHER GAAP OPERATING
  DATA (3):
Loss and LAE ratio....       64.0%
Underwriting expense
  ratio...............       29.2
                        ---------
Combined ratio........       93.2%

                                                             THE                                       THE COMPANY
                            AMERICAN RE-INSURANCE          COMPANY                      ------------------------------------------
                            (PREDECESSOR COMPANY)       --------------   COMBINED(1)                                       NINE
                        ------------------------------                  --------------                                    MONTHS
                                         NINE MONTHS     THREE MONTHS                                                      ENDED
                          YEAR ENDED        ENDED           ENDED         YEAR ENDED              YEAR ENDED             SEPTEMBER
                         DECEMBER 31,   SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,            DECEMBER 31,               30,
                        --------------  --------------  --------------  --------------  -------------------------------  ---------
                             1991            1992            1992            1992         1993       1994       1995       1995
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATUTORY DATA (4):
Ratio of net premiums
  written to
  surplus.............         1.22x          --              --                1.15x        1.26x      1.39x      1.45x      1.32x
Policyholder's
  surplus.............    $    735.7          --              --          $    875.8    $ 1,079.3  $ 1,104.1  $ 1,109.6  $ 1,209.8
Loss and LAE ratio....          73.0%         --              --                68.5%        64.8%      71.2%      88.9%      67.9%
Underwriting expense
  ratio...............          29.7          --              --                34.3         34.7       32.6       32.1       31.7
                        --------------  --------------  --------------  --------------  ---------  ---------  ---------  ---------
Combined ratio........         102.7%         --              --               102.8%        99.5%     103.8%     121.0%      99.6%
BALANCE SHEET DATA (AT
  END OF PERIOD):
Total investments and
  cash................    $  2,752.3          --          $  2,833.8          --        $ 3,153.3  $ 3.308.9  $ 3,957.5  $ 3,783.4
Total assets..........       3,812.5(5)       --             5,886.9          --          6,231.4    6,677.9    7,814.4    7,286.8
Loss and LAE
  reserves............       2,063.5(5)       --             3,523.9          --          3,685.7    3,971.9    4,790.0    4,213.4
Senior bank debt......        --              --               575.0          --            275.0      200.0       75.0     --
Senior subordinated
  debt................        --              --               450.0          --            450.0      450.0      450.0      450.0
Company-obligated
  mandatorily
  redeemable preferred
  securities of
  subsidiary trust
  holding as all its
  assets Junior
  Subordinated
  Debentures..........        --              --              --              --           --         --          237.5      237.5
Stockholders' equity..         966.0          --               386.3          --            797.2      789.2      847.1      999.9


                          1996
                        ---------

STATUTORY DATA (4):
Ratio of net premiums
  written to
  surplus.............       1.54x
Policyholder's
  surplus.............  $ 1,182.7
Loss and LAE ratio....       64.4%
Underwriting expense
  ratio...............       30.3
                        ---------
Combined ratio........       94.7%
BALANCE SHEET DATA (AT
  END OF PERIOD):
Total investments and
  cash................  $ 4,075.4
Total assets..........    8,395.6
Loss and LAE
  reserves............    4,938.1
Senior bank debt......       75.0
Senior subordinated
  debt................      450.0
Company-obligated
  mandatorily
  redeemable preferred
  securities of
  subsidiary trust
  holding as all its
  assets Junior
  Subordinated
  Debentures..........      237.5
Stockholders' equity..      908.8

------------------------

(1) Represents the sum of American Re-Insurance's results for the nine months ended September 30, 1992 and American Re-Insurance's results for the three months ended December 31, 1992. The combined sum has been presented for comparison of significant operating data.

(2) "LAE" means loss adjustment expenses.

(3) GAAP loss and LAE ratio represents the sum of losses and LAE as a percentage of net premiums earned. GAAP underwriting expense ratio represents underwriting expenses as a percentage of net premiums earned. GAAP combined ratio represents the sum of the GAAP loss and LAE ratio and GAAP underwriting expense ratio.

(4) Represents statutory data for the applicable period. Ratio of net premiums written to surplus represents statutory net premiums written for the period over statutory policyholders' surplus at the end of such period. Statutory loss and LAE ratio represents the sum of statutory losses and LAE as a percentage of statutory net premiums earned. Statutory underwriting expense ratio represents statutory underwriting expenses as a percentage of statutory net premiums written. Statutory combined ratio represents the sum of the statutory loss and LAE ratio and the statutory underwriting expense ratio.

(5) Stated in accordance with the gross financial reporting requirements as prescribed by Financial Accounting Standard No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long Duration Contracts."

                             RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996, COMPARED WITH NINE MONTHS ENDED SEPTEMBER
  30, 1995

    The Company's net premiums written increased 15.7% to $1,432.8 million for the nine months ended September 30, 1996, from $1,238.2 million for the same period in 1995. The increase in net premiums written was primarily attributable to increased writings in both treaty and facultative business. Total treaty net premiums written increased 14.8% to $1,020.5 million for the nine months ended September 30, 1996, from $888.6 million for the same period in 1995. In this connection, the Company's domestic operations treaty net premiums written increased 13.7% to $618.5 million for the nine months ended September 30, 1996, from $544.1 million for the same period in 1995. Total facultative net premiums written increased 17.9% to $412.3 million for the nine months ended September 30, 1996, from $349.6 million for the same period in 1995. Accounting for this increase was the Company's domestic operations large finite risk program of $79.6 million written in the third quarter of 1996.

    The Company's net premiums earned increased 11.4% to $1,282.3 million for the nine months ended September 30, 1996, from $1,151.0 million for the same period in 1995. The increase in net premiums earned was attributable to a 16.0% increase in total treaty net premiums earned to $937.5 million for the 1996 period from $808.5 million for the 1995 period, while facultative net premiums earned increased 0.7% to $344.8 million for the 1996 period, from $342.5 million for the 1995 period. The increase in net premiums earned was primarily attributable to the increase in net premiums written for the nine months ended September 30, 1996, as well as the timing of premiums earned on business in force.

    Net losses and LAE incurred increased 6.4% to $820.8 million for the nine months ended September 30, 1996, from $771.2 million for the same period in 1995. This increase was primarily attributable to the increase in the proportion of net earned premium exposures that relate to treaties, which contains a higher ultimate accident year loss ratio than facultative business, partially offset by a decrease in losses due to adverse development from claims covering asbestos, environmental-related and other Latent Liability Exposures. Due to the provision made for loss reserve strengthening for Latent Liability Exposures in the fourth quarter of 1995, the Company incurred no losses for Latent Liability Exposures in the nine-month period ended September 30, 1996, compared to $54.7 million for the same period in 1995.

    Underwriting expense, comprised of commission expense plus operating expense, increased 10.9% to $374.3 million for the nine months ended September 30, 1996, from $337.5 million for the same period in 1995. This increase was primarily due to an increase in commission expense of 14.1% to $274.6 million for the nine months ended September 30, 1996, from $240.7 million for the same period in 1995. This result was partially due to an increase in writings of pro rata treaty premiums. Operating expenses increased 2.9% to $99.6 million for the nine months ended September 30, 1996, from $96.8 million for the same period in 1995, due to an increase in overhead expenses.

    The Company experienced an underwriting gain (net premiums earned minus losses and LAE incurred and underwriting expenses) of $87.3 million for the nine months ended September 30, 1996, compared to $42.3 million for the same period in 1995. On a GAAP basis, the Company's loss ratio decreased to 64.0% for the nine months ended September 30, 1996, from 67.0% for the same period in 1995 (which included 4.8 points for adverse development for Latent Liability Exposures), while the underwriting expense ratio decreased to 29.2% for the nine months ended September 30, 1996, from 29.3% for the same period in 1995. The reduction in adverse loss development for Latent Liability Exposures in the 1996 period was partially offset by the increase in the proportion of net premiums earned that relates to treaties, which contains a higher accident year loss ratio than facultative business. As a result of the decrease in the loss ratio, the GAAP combined ratio for the nine months ended September 30, 1996, decreased to 93.2%, from 96.3% for the same period in 1995.

    Pre-tax net investment income increased 12.0% to $186.0 million for the nine months ended September 30, 1996, from $166.0 million for the same period in 1995. This increase was primarily attributable to an increase in the invested asset base, in addition to a higher overall effective interest rate in the investment portfolio. The Company's after-tax net investment income increased by 10.5% to $137.6 million for the nine months ended September 30, 1996, from $124.5 million for the same period in 1995. The after-tax net investment income increase was less than the pre-tax net investment increase due to the Company's decision to continue to increase the percentage of taxable fixed maturity investments in its portfolio, based on the relative attractiveness of investment yields on highly rated taxable instruments, in addition to tax-planning considerations.

    The Company's interest expense decreased by 15.0% to $40.5 million for the nine months ended September 30, 1996, from $47.7 million for the same period in 1995. This decrease was primarily attributable to the lower level of senior bank debt outstanding during the nine months ended September 30, 1996, compared to the 1995 period, under the Company's revolving credit facility.

    The Company realized net capital gains of $2.2 million for the nine months ended September 30, 1996, compared to net capital gains of $4.4 million for the same period in 1995. This change was primarily due to net capital gains of $2.1 million realized on bond sales for the nine months ended September 30, 1996, compared to net capital gains of $3.4 million realized on bond sales for the same period in 1995.

    Other income increased by 34.0% to $35.1 million for the nine months ended September 30, 1996, from $26.2 million for the same period in 1995. The increase in the 1996 period was primarily attributable to an increase of $12.3 million in fee subsidiary revenue. Other expenses increased by 32.4% to $55.0 million for the nine months ended September 30, 1996 from $41.5 million for the same period in 1995. The increase in the 1996 period was attributable to an increase in fee subsidiary expenses of $15.4 million, partially offset by a decrease of $1.5 million in the provision for the allowance for doubtful accounts.

    Income before income taxes increased by 43.6% to $215.0 million for the nine months ended September 30, 1996, from $149.7 million for the same period in 1995. This increase was primarily attributable to increased underwriting gain and investment income. Federal and foreign income taxes increased by 61.3% to $60.3 million for the nine months ended September 30, 1996, from $37.4 million for the same period in 1995. This increase was due to the increase in income before income taxes, in addition to a decrease in tax-exempt investment income earned by the Company.

    The Company recognized an after-tax charge of $9.8 million for the nine months ended September 30, 1996, compared to $1.1 million for the same period in 1995, representing the Company's minority interest in the earnings of American Re Capital. The charge is due to the obligations incurred by American Re Capital ("American Re Capital"), a single-purpose, wholly-owned subsidiary trust in which the Company has a minority interest, on its 8 1/2% Cumulative Quarterly Income Preferred Securities ("QUIPS"), which were issued August 30, 1995.

    In the third quarter of 1995, the Company recognized an extraordinary non-cash after-tax loss of $0.3 million representing the write-off of capitalized financing fees for the Company's prepaid revolving bank credit agreement. There was no comparable charge for the Company in 1996.

    Net income to common stockholders increased by 30.7% to $144.9 million for the nine months ended September 30, 1996, from $110.9 million for the same period in 1995. Primary earnings per share to common stockholders increased by 29.8% to $2.96 per share for the nine months ended September 30, 1996, from $2.28 per share for the same period in 1995. There were 49.0 million weighted average shares and common stock equivalents outstanding during the nine months ended September 30, 1996, compared to 48.6 million outstanding during the same period in 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1994

    The Company's net premiums written increased 4.9% to $1,629.5 million for the year ended December 31, 1995, from $1,553.3 million in 1994. Total treaty net premiums written increased 2.3% to $1,128.2 million for 1995, from $1,103.1 million for 1994, with increases in domestic operations' and international operations' treaty net premiums written, partially offset by a decline in Am-Re Managers, Inc. treaty net premiums written. Facultative net premiums written increased 11.4% to $501.3 million for 1995, from $450.2 million for 1994, primarily due to expansion of existing accounts. International net premiums written, which are included in the treaty and facultative amounts stated above, were $380.5 million or 23.4% of total net premiums written for 1995, compared to $309.3 million, or 19.9% of total net premiums written for 1994. The Company believes that the increase in international premium writings can be attributed to its continued success in implementing its direct whole account marketing approach, as well as increasing opportunities presented in the European market.

    The Company's net premiums earned increased 4.8% to $1,530.9 million for the year ended December 31, 1995, from $1,461.4 million in 1994. This increase in earned premiums was primarily attributable to the increase in premiums written for 1995, as well as the timing of premiums earned on business in force.

    Net losses and LAE incurred increased 32.6% to $1,340.2 million for the year ended December 31, 1995, from $1,011.0 million in 1994. This increase was primarily attributable to a $347.4 million charge for loss reserve strengthening, primarily due to increases in net Latent Liability Exposures in 1995. The year ended December 31, 1995 included $10.0 million of catastrophe losses for various Caribbean storms, compared to $66.1 million in catastrophe losses incurred in 1994 from the Northridge Earthquake.

    During the fourth quarter of 1995, the Company undertook and concluded a major initiative to reevaluate its reserves for Latent Liability Exposures. Factors considered in this process included: (i) the firming of case law in many jurisdictions with respect to coverage decisions on Latent Liability Exposures, which has affected settlement activity of the Company's clients, (ii) greater quantification of potential liabilities at the commercial risk level, which in turn allows for more accurate potential liability information for insurers and ultimately reinsurers, (iii) development of an enhanced claims information system at the Company, which allowed construction of a data base from which estimates with respect to Latent Liability Exposures and the related reinsurance and retrocessional coverage accruing to the benefit of the Company could be reasonably estimated, (iv) efforts taken by the insurance industry and insured parties to quantify exposure to environmental liability in light of Superfund reform initiatives in the United States Congress, and (v) the extensive due diligence consulting activities of AM-RE Consultants, Inc., which have allowed AM-RE Consultants, Inc. to gain knowledge of and evaluate actuarial modeling and reserving, and claims handling methodologies for Latent Liability Exposures.

    As a result of this reevaluation, the Company announced on January 29, 1996, that in the fourth quarter of 1995 it increased its IBNR loss reserves for Latent Liability Exposures, which relate primarily to accident years prior to 1986, by $587.0 million. Cessions to specific retrocessional arrangements, net of a reserve for uncollectible reinsurance for this reserve charge, were $119.0 million. As a result, the net increase to loss reserves for Latent Liability Exposures recognized by the Company at December 31, 1995, was $468.0 million. After cession, the net charge for loss reserve strengthening was $347.4 million, ($231.0 million, net of tax).

    Underwriting expense, comprised of commission expense plus operating expense, increased 3.0% to $452.4 million for the year ended December 31, 1995, from $439.3 million in 1994. Commission expense increased slightly to $322.4 million for the year ended December 31, 1995, from $321.5 million in 1994. Operating expenses increased 10.4% to $130.0 million in 1995 from $117.8 million in 1994, primarily due to increased overhead expense, in addition to $4.0 million of expense associated with an ongoing information systems and processes reengineering effort the Company commenced in mid-1995.

    The Company experienced an underwriting loss (net premiums earned minus losses and LAE incurred and underwriting expenses) of $261.7 million for the year ended December 31, 1995, compared to an underwriting gain of $11.1 million in 1994. The change in the underwriting result was attributable to the charge for loss reserve strengthening recognized in 1995. On a GAAP basis, the Company's loss ratio increased to 87.5% in 1995 (inclusive of 20.4 points due to the charge for loss reserve strengthening and 0.6 points due to catastrophe losses), from 69.2% in 1994 (inclusive of 4.5 points from catastrophe losses), while the underwriting expense ratio decreased to 29.6% in 1995 from 30.0% in 1994. Primarily as a result of the loss reserve strengthening, the Company's 1995 GAAP combined ratio increased to 117.1% from 99.2% for 1994.

    Pre-tax net investment income increased 18.0% to $222.6 million for the year ended December 31, 1995, from $188.7 million in 1994. This increase was primarily attributable to the increase in invested assets, as well as a higher overall effective interest rate in the investment portfolio. The Company's after-tax net investment income increased by 14.2% to $166.8 million in 1995 from $146.0 million in 1994. The after-tax net investment income increase was less than the pre-tax net investment income increase due to the Company's decision to continue to increase the percentage of taxable fixed maturity investments in its portfolio, based on the relative attractiveness of investment yields on highly rated taxable instruments.

    The Company's interest expense decreased by 1.2% to $60.7 million for the year ended December 31, 1995, from $60.0 million in 1994. This increase was due to interest rate swap expense of $2.4 million for the year ended December 31, 1995, compared to interest rate swap recoveries of $3.1 million in 1994. The change in the impact of the interest rate swap was partially offset by a 39.4% decrease, or $5.0 million, in bank credit-related interest expense, due to the lower level of senior bank debt outstanding in 1995, and the subsequent retirement of the Company's revolving bank credit facility with proceeds received from the sale of the QUIPS in 1995.

    The Company realized net capital losses of $4.7 million for the year ended December 31, 1995, compared to net capital losses of $0.2 million in 1994. This change was primarily due to net capital gains of $4.3 million realized on bond sales in 1995, compared to net capital losses of $0.3 million realized on bond sales in 1994.

    Other income increased by 36.7% to $39.1 million for the year ended December 31, 1995, from $28.6 million in 1994. This increase was primarily attributable to an increase in fee subsidiary revenue. Other expenses increased to $103.4 million in 1995 from $47.5 million in 1994. The increase in the 1995 period was primarily due to a $9.6 million increase in subsidiary expenses, and a $34.5 million increase in the provision for the allowance of uncollectible reinsurance related to the charge for loss reserve strengthening in 1995.

    The Company incurred a loss before income taxes, distributions on preferred securities of subsidiary trust, and extraordinary loss of $159.5 million for the year ended December 31, 1995, compared to income of $120.7 million in 1994. Federal and foreign income tax benefits were $76.6 million for the year ended December 31, 1995, compared to tax expense of $23.2 million in 1994.

    The Company incurred an after-tax expense of $4.4 million for the year ended December 31, 1995, representing the Company's minority interest in the earnings of American Re Capital. The charge was due to the distributions paid on the QUIPS. There was no comparable charge for the Company in the 1994 period.

    In 1995, the Company recognized an extraordinary, non-cash after-tax loss of $0.3 million, representing the write-off of capitalized financing fees from the revolving bank credit agreement after the obligation was paid in full. There was no comparable charge for the Company in 1994.

    The Company experienced a net loss to common stockholders of $87.6 million for the year ended December 31, 1995, compared to net income of $97.5 million in 1994. The net loss per share to common stockholders was $1.86 for the year ended December 31, 1995, compared to primary net income per share of $2.01 in 1994. There were 47.1 million weighted average shares outstanding during the year ended December 31, 1995, compared to 48.5 million share and share equivalents outstanding during the same period in 1994. Share equivalents were not included in the earnings per share calculations for the year ended December 31, 1995, as the effect would have been antidilutive.

RECENT DEVELOPMENTS

    In connection with the acquisition by Munich Re of the Company, the Company will record a one-time charge to operating earnings of approximately of $36.1 million ($35.1 million on an after-tax basis), consisting primarily of financial advisory fees in the fourth quarter of 1996. In connection with the defeasance by the Company of the Subordinated Debentures, the Company will record a one-time extraordinary loss of approximately $34.0 million (on an after-tax basis) in respect of the early extinguishment of the Subordinated Debentures in the fourth quarter of 1996.

                               THE EXCHANGE OFFER

GENERAL

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $500 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

    As of the date of this Prospectus, $500,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about             , 1997, to all holders
of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

    The Old Notes were issued on December 24, 1996 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement relating to the Exchange Offer not later than 45 days after the closing of the sale of the Old Notes (the "Closing Date") and to use its best efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act not later than 180 days after the Closing Date, and the Exchange Offer to be consummated within 10 business days of the effectiveness of the Registration Statement (or if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to the earliest to occur of 90 days after the date on which the Company is notified by the Commission or otherwise determines that it is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer or prior to 45 days after the Closing Date). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

    The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "Holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

    The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. See "--Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes are acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

    The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by a holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    Interest on the Old Notes has accrued from the original date of issuance thereof, December 24, 1996 and will cease to accrue on the date the Exchange Notes are exchanged for the Old Notes. Interest on the Exchange Notes will accrue from the date the Exchange Notes are exchanged for Old Notes and is payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997.

    Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Exchange Offer will expire at 5:00 p.m., New York City time, on
         , 1997, unless the Company in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

    The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the Holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

    For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

    A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other document required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT

TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an ("Eligible Institution"). If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the the registered holder appearing on the note register of the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee an all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with a tender of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period no greater than 180 days after consummation of the Exchange Offer, make available this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

    Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    One business day following the Expiration Date, assuming satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept all Old Notes properly tendered and will issue the Exchange Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

    In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

    (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Company;

    (c) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

    (d) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

    (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

    (f) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

    (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other leading institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

    The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occurs. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

                                                                                             BY MAIL:
                   BY HAND/OVERNIGHT COURIER:                                   (INSURED OR REGISTERED RECOMMENDED)
               State Street Bank and Trust Company                              State Street Bank and Trust Company
                     Two International Place                                          Two International Place
                          Fourth Floor                                                     Fourth Floor
                      Boston, Massachusetts                                            Boston, Massachusetts
              Attention: Corporate Trust Operations                            Attention: Corporate Trust Operations
                          Nancy Bowker                                                     Nancy Bowker

                                 BY FACSIMILE:
                                 (617) 664-5371
                        (For Eligible Institutions Only)

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
approximately $        , which includes fees and expenses of the Exchange Agent,
Trustee, registration fees, accounting, legal, printing and related fees and expenses.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company.

Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

    Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange

Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

    The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

    The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act
(i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify to transact business where it is not now so qualified or to take action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Prospectus, in any jurisdiction where it is not now so subject. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The Old Notes were issued and the Exchange Notes offered hereby will be issued under an Indenture dated as of December 24, 1996 (the "Indenture") between the Company and State Street Bank and Trust Company. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." The Indenture is an exhibit to the Registration Statement of which this Prospectus is a part.

    On December 24, 1996, the Company issued $500,000,000 aggregate principal amount of Old Notes under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Exchange Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

PRINCIPAL, MATURITY AND INTEREST

    The Notes will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated debt of the Company and will be limited in aggregate principal amount to $500 million and will mature on December 15, 2026. Interest on the Notes will accrue at the rate of 7.45% per annum. Interest on the Old Notes has accrued from the original date of issuance thereof, December 24, 1996, and will cease to accrue on the date the Exchange Notes are exchanged for the Old Notes. Interest on the Exchange Notes will accrue from the date the Exchange Notes are exchanged for Old Notes and is payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, interest, premium and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments with respect to Global Notes and definitive notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. Except as described below under "--Book-Entry, Delivery and Form," the Notes will be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Company will not be required pursuant to the Indenture to repurchase the Notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Subsidiary. Furthermore, the Indenture will not provide for any restrictions on the Company's use of any such proceeds.

    The Indenture will not contain any provisions that would restrict the Company from incurring, assuming or becoming liable with respect to any indebtedness or other obligations or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock. The Indenture will not contain any financial ratios or specified levels of net worth or liquidity to which the Company must adhere. In addition, the Indenture will not contain any provisions that would provide protection to Holders of the Notes against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring or from other highly leveraged transactions.

OPTIONAL REDEMPTION

    The Notes will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semiannual basis, at the Treasury Yield plus 15 basis points, together with accrued interest, and Liquidated Damages, if any, to the date of redemption.

SETTLEMENT AND PAYMENT

    Settlement for the Notes and payments by the Company in respect of the Notes (including principal, interest, premium and Liquidated Damages, if any) will be made in immediately available funds. The Notes are expected to be eligible to trade in the DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Notes.

    Because of time zone differences, the securities account of the Euroclear System ("Euroclear") and Cedel, S.A. ("CEDEL") participants (each, a "Member Organization") purchasing an interest in a Global Note from a Participant (as defined herein) that is not a Member Organization will be credited during the securities settlement processing day (which must be a business day for Euroclear or CEDEL, as the case may be) immediately following the DTC settlement date. Transactions in interests in a Global Note settled during any securities settlement processing day will be reported to the relevant Member Organization on the same day. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Member Organization to a Participant that is not a Member Organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or CEDEL cash account until the business day for Euroclear and CEDEL following settlement in DTC.

COVENANTS

    LIMITATION ON LIENS

    The Indenture will provide that the Company will not, and will not permit any Principal Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of the Company or upon any shares of equity interests or evidences of Indebtedness issued by any Principal Subsidiary and owned by the Company or any Principal Subsidiary (whether such shares or evidences of Indebtedness were owned as of the date of the Indenture or thereafter issued or acquired), without making, or causing such Principal Subsidiary to make, effective provision to secure all of the Notes issued under the Indenture and then outstanding by such Lien, equally and ratably with any and all other such Indebtedness thereby secured, so long as such other Indebtedness is so secured, unless, after giving effect thereto, the sum of the principal amount of Indebtedness secured by all Liens incurred after the date of the Indenture does not exceed (other than the Liens permitted by clause (i) through (xviii) in the following sentence (collectively "Permitted Liens")) 10% of Consolidated Net Tangible Assets of the Company. The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the Indenture or to: (i) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Principal Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Principal Subsidiary, provided that no such Lien as a result of such merger, consolidation, sale, lease or other disposition is extended to other property owned by the Company or such Principal Subsidiary immediately prior thereto; (ii) Liens on property or shares of equity interests or evidences of indebtedness of a corporation existing at the time such corporation becomes a Principal Subsidiary; (iii) Liens securing Indebtedness of a Principal Subsidiary to the Company or to another Principal Subsidiary; (iv) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that the Company must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (v) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (vi) Liens to secure Indebtedness of joint ventures in which the Company or a Principal Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (vii) Liens for taxes, fees, assessments or other governmental charges that are not delinquent or remain payable without penalty provided that no notice of lien has been filed or recorded under the Uniform Commercial Code;
(viii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty; (ix) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with (A) workers' compensation, unemployment insurance and other social security legislation and (B) insurance contracts, reinsurance contracts, retrocession agreements and other similar agreements incurred in the ordinary course of business (including, but not limited to, pledges or deposits made in connection with letters of credit issued in connection therewith); (x) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed; (xi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Principal Subsidiaries; (xii) deposits made by any Principal Subsidiary, or other statutory Lien against the assets of any Principal Subsidiary, in each case made or incurred in favor of policyholders of such Principal Subsidiary in the ordinary course of business pursuant to insurance regulatory requirements; (xiii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies, in each case as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by the Company or any Principal Subsidiary to provide collateral to the depository institution; (xiv) Liens arising from Uniform Commercial Code financing statements regarding leases; (xv) Liens or pledges or deposits of cash or securities made by any Principal Subsidiary as a condition to obtaining or maintaining any licenses issued to it by any applicable governmental authority; (xvi) Liens incurred in connection with that certain Equipment Trust 1993-1 dated as of December 30, 1993 between American Re-Insurance and Continental Bank, N.A.; (xvii) Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities; (xviii) Liens arising as a result of deposits made by the Company to defease the Subordinated Debentures; and (xix) extension, renewal, replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (i) to (iii) or clause (xvi), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (i) to (iii) or clause (xvi) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

RESTRICTIONS ON MERGER AND SALE OF ASSETS

    The Indenture will provide that the Company will not consolidate with or merge with or into any other Person or sell, lease or otherwise transfer its property and assets as, or substantially as, an entirety to any Person, and the Company will not permit any Person to merge with or into or consolidate with the Company unless (i) either (A) the Company will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Notes under a supplemental Indenture; (ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; (iii) if, as a result of any such transaction, property or assets of the Company or any Principal Subsidiary would become subject to a Lien which would not be permitted by the limitation on Liens contained in the Indenture, the Company or, if applicable, the successor to the Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes issued under the Indenture equally and ratably with Indebtedness secured by such Lien; and (iv) certain other conditions are met. Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indenture, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture and the Notes to the extent it was the predecessor Person.

    Under the laws of the State of New York, which govern the Indenture, there is no established meaning of the phrase "substantially as an entirety" with regard to a company's assets or property, and the interpretation of such phrase is very fact-intensive. As a result, it may be difficult for Holders of the Notes to ascertain whether a viable claim exists under the Indenture with respect to any given transaction.

EVENTS OF DEFAULT AND NOTICE THEREOF

    The Indenture will provide that each of the following constitutes an "Event of Default": (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest or Liquidated Damages on any Note when due, and such failure shall continue for a period of 30 days; (c) failure to perform any other covenant or agreement of the Company under the Indenture, continued for 90 days after written notice as provided in the Indenture; (d) failure by the Company or any Principal Subsidiary to pay Indebtedness in an aggregate principal amount exceeding $20,000,000 at the later of final maturity or upon expiration of any applicable period of grace with respect to such principal amount, and such failure to pay shall not have been cured by the Company within 30 days after such failure, or (ii) acceleration of the maturity of any Indebtedness of the Company or any Principal Subsidiary, having an aggregate principal amount in excess of $20,000,000, if such Indebtedness is not discharged, or such acceleration is not annulled, within 15 days after written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization.

    The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right, subject to such provisions for indemnification of the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Notes.

    If an Event of Default (other than an Event of Default specified in clause
(e) of the second preceding paragraph) with respect to Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Notes may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare the principal amount of all of the Notes to be due and payable immediately; PROVIDED, however, that under certain circumstances the Holders of a majority in aggregate principal amount of Notes may rescind or annul such declaration and its consequences. If an Event of Default specified in clause (e) of the second preceding paragraph occurs, the

Notes then outstanding automatically will become immediately payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "--Modification and Waiver" herein.

    No Holder of a Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes and the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity to the Trustee, to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of (or premium or Liquidated Damages, if any) or interest, if any, on such Note on or after the respective due dates expressed in such Note.

    The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company as to whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the Holders of not less than a majority of principal amount of the outstanding Notes affected by the modification or amendment (including consents obtained in connection with a purchase of, or tender or exchange offer for, outstanding Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each such outstanding Note affected thereby: (a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such Note; (b) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Note; (c) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) waive a redemption payment with respect to any Note, (e) change the place or currency of payment of principal of (or premium or Liquidated Damages, if any) or the interest, if any, on any such Note; (f) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date); (g) reduce the percentage of the principal amount of outstanding Notes, the consent of the Holders of which is necessary to modify or amend the Indenture; or (h) modify the foregoing requirements or reduce the percentage of outstanding Notes necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

    The Holders of at least a majority of the aggregate principal amount of the outstanding Notes may waive compliance by the Company with certain restrictive provisions of the Indenture and waive any past default under the Indenture, except a default in the payment of principal, premium, Liquidated Damages or interest or in the performance of certain covenants.

    From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including, without limitation, (i) curing ambiguities, defects or inconsistencies and (ii) other changes so long as any such change does not adversely affect the rights of any of the Holders in any material respect.

    Except in certain limited circumstances, the Company will be entitled to set any day as the record date for the purpose of determining the Holders of outstanding Notes entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders, such action may be taken only by persons who are Holders of outstanding Notes on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal or interest and any mandatory redemption or analogous payments applicable to the outstanding Notes, (ii) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (e) under the first paragraph under "Events of Default" are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not result in a breach of violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any Principal Subsidiary is a party or by which the Company or any Principal Subsidiary is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the

Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been compiled with.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth below, Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

    The certificates representing the Exchange Notes will be represented by a single, permanent Global Exchange Note, in definitive, fully registered form without interest coupons. The Global Note will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes."

DEPOSITORY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    Euroclear and CEDEL will hold interests in the Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Global Note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in the Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes," "--Exchange of Certificated Notes for Book-Entry Notes."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Payments in respect of the principal of and premium, if any, and interest on the Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Except for trades involving only Euroclear and CEDEL participants, interests in the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See "--Same-Day Settlement and Payment."

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

    Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in the Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in the Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Note for legended Notes in certificated form, and to distribute such Notes to its Participants.

    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture with respect to any other capitalized terms used herein for which no definition is provided.

    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

    "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Consolidated Net Tangible Assets" of the Company means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Holder" means a holder of any of the Notes.

    "Indebtedness" of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations). The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "Independent Investment Banker" means any of the Initial Purchasers and its successors.

    "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Principal Subsidiary" means American Re-Insurance, or any other Subsidiary of the Company which shall hereafter succeed by merger or otherwise to a major part of the business of one or more of the Principal Subsidiary. The decision as to whether a Subsidiary shall have succeeded to a major part of the Principal Subsidiary shall be made in good faith by the Board of Directors of the Company or a committee thereof by the adoption of a resolution so stating, and the Company shall within 30 days of the date of the adoption of such resolution deliver to the Trustee a copy thereof, certified by the Corporate Secretary or the Assistant Corporate Secretary of the Company.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    "Reference Treasury Dealer" means each of the Initial Purchasers and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

    "Stated Maturity," when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

    "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

    "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Simpson Thacher & Bartlett, New York, New York, the exchange of Old Notes for Exchange Notes will not constitute a taxable event to Holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a Holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Old Note and the basis of the Exchange Note will be the same as the basis of the Old
Note immediately before the exchange.

    The opinion of Simpson Thacher & Bartlett is based upon the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed above. PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTIONS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, or causes the Company to be so notified in writing,the Company has agreed to make available for a period of no greater than 180 days after the consummation of the Exchange Offer this Prospectus as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. In
addition, until           , 1997 (90 days after the date of this Prospectus),
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

    By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

                                    EXPERTS

    The financial statements of the Company and its consolidated subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 and the three-month period ended December 31, 1992, and the related financial statement schedules incorporated in this Offering Circular by reference from the 1995 10-K have been audited by Deloitte & Touche LLP, independent auditors, except with respect to the financial statements of the Company and its consolidated subsidiaries for the three-month period ended December 31, 1992 and the related financial statement schedules, as stated in their reports which are based on the reports of other auditors. The reports of Deloitte & Touche LLP include an explanatory paragraph as to a change in the method of accounting in 1994, for debt and equity securities to conform with a new accounting pronouncement: Statement of Financial Accounting Standards No.
115. The explanatory paragraph also states that in 1993, the Company changed its method of accounting for certain reinsurance contracts to conform with two new accounting pronouncements: Emerging Issues Task Force Issue No. 93-6 and Statement of Financial Accounting Standards No. 113.

    Such financial statements of American Re and its consolidated subsidiaries are incorporated herein in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain matters relating to the legality of the Notes will be passed upon on behalf of the Company by Robert K. Burgess, Senior Vice President, General Counsel and Secretary for the Company.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES IN ANY JURISDICTION WHERE OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THE PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------

Available Information...........................          3

Risk Factors....................................          9

The Company.....................................         13

Capitalization..................................         17

Ratio of Earnings to Fixed Charges..............         17

Pro Forma Condensed Consolidated Financial
  Statement.....................................

Selected Consolidated Financial Data of the
  Company.......................................         18

Results of Operations...........................         21

The Exchange Offer..............................         26

Description of the Exchange Notes...............         37

United States Federal Income Tax Consequences...         48

Plan of Distribution............................         49

Experts.........................................         50

Legal Matters...................................         50

                            ------------------------

                                  $500,000,000

                                     [LOGO]

                                  AMERICAN RE
                                  CORPORATION

                                 -------------

                                   PROSPECTUS

                            ------------------------

                     OFFER TO EXCHANGE $500,000,000 OF ITS
                          7.45% SENIOR NOTES DUE 2026,
                      SERIES B, WHICH HAVE BEEN REGISTERED
                   UNDER THE SECURITIES ACT, FOR $500,000,000
                        OF ITS OUTSTANDING 7.45% SENIOR
                           NOTES DUE 2026, SERIES A.

                                           , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    American Re Corporation ("American Re") is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

    Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under Section 145.

    Under the Company's Restated Certificate of Incorporation (the "Charter") no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Charter and the Bylaws of the Company also provide for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

    American Re has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provisions or otherwise, and (b) to insure the officers and directors of the registrant and of its subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Set forth below is a list of the exhibits included as part of this Registration Statement.

EXHIBIT
NO.                              DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------

  3.1 Restated Certificate of Incorporation of the Company is incorporated by reference from the Company's Form S-1, Registration Statement No.
         33-49110, Exhibit 3.1, as filed with the Securities and Exchange
         Commission on July 1, 1992.

 *3.2  By-laws of the Company, adopted on November 25, 1996.

  3.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Company is incorporated by reference from Amendment No. 2 to the Company's Form S-1, Registration Statement No. 33-54938, Exhibit 3.3, as filed with the Securities and Exchange Commission on January 25, 1993.

 *4.1  Indenture, dated as of December 24, 1996, among the Company and State
         Street Bank and Trust Company, as Trustee, relating to the 7.45% Senior
         Notes, due 2026.

 *4.2  Form of 7.45% Senior Notes, Series B, due 2026.

 *4.3  Form of 7.45% Senior Notes, Series A, due 2026.

 *4.4  Registration Rights Agreement, dated as of December 24, 1996, among the
         Company, Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette, Merrill
         Lynch & Co., J.P. Morgan & Co., Morgan Stanley & Co. Incorporated,
         Salomon Brothers Inc, Smith Barney Inc. and UBS Securities.

  5    Opinion of Robert K. Burgess, Senior Vice President, General Counsel and
         Secretary, dated February  , 1997.

 *8    Tax Opinion of Simpson Thacher & Bartlett, dated as of January   , 1997.

*12    Computation of Ratio of Earnings to Fixed Charges.

*21    List of subsidiaries.

 23.1  Consent of Robert K. Burgess, Senior Vice President, General Counsel and
         Secretary.

*23.2 Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 8 hereto).

*23.3 Consent of Deloitte & Touche LLP dated January 24, 1997 as to the financial statements of the Company and its consolidated subsidiaries dated January 29, 1996.

*24    Powers of Attorney.

*25    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of State Street Bank and Trust Company, as
         Trustee.

EXHIBIT
NO.                              DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
 28    Information from reports furnished to state regulatory authorities is incorporated by reference from the Company's Form 10-K, Exhibit 28, as filed with the Securities and Exchange Commission on March 29, 1996.

*99.1  Form of Letter of Transmittal.

*99.2  Form of Notice of Guaranteed Delivery.

*99.3  Form of Guidelines For Certification of Taxpayer Identification Number on
         Substitute Form W-9

------------------------

 *  Filed herewith

ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The registrant hereby undertakes:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To be filed, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subseqeuent to the effective date of the registration statement through the date of responding to the request.

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, on the 29th day of January, 1997.

                                AMERICAN RE CORPORATION

                                BY:            /S/ ROBERT K. BURGESS
                                     -----------------------------------------
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of January by the following persons in the capacities indicated:

     /s/ JAMES R. FISHER        Senior Vice President
------------------------------  and Chief Financial and       January 29, 1997
       James R. Fisher          Accounting Officer

      /s/ CLAUS HELBIG*
------------------------------  Director                      January 29, 1997
         Claus Helbig

   /s/ PAUL H. INDERBITZIN*     Director, Chairman, Chief
------------------------------  Executive Officer and         January 29, 1997
     Paul H. Inderbitzin        President

     /s/ EDWARD B. JOBE*
------------------------------  Director                      January 29, 1997
        Edward B. Jobe

      /s/ HANS RATHNOW*
------------------------------  Director                      January 29, 1997
         Hans Rathnow

  /s/ HANS-JURGEN SCHINZLER*
------------------------------  Director                      January 29, 1997
    Hans-Jurgen Schinzler

*By:               /s/ ROBERT K. BURGESS
        ------------------------------------------
        Senior Vice President, General Counsel and
                        Secretary

                               INDEX TO EXHIBITS

                                                                                                         PAGE
                                                                                                       NUMBER IN
                                                                                                      SEQUENTIAL
                                                                                                       NUMBERING
 EXHIBIT NO.                                       DESCRIPTION                                          SYSTEM
-------------  -----------------------------------------------------------------------------------  ---------------

        3.1    Restated Certificate of Incorporation of the Company is incorporated by reference from the Company's Form S-1, Registration Statement No. 33-49110, Exhibit 3.1, as
                 filed with the Securities and Exchange Commission on July 1, 1992................

       *3.2    By-laws of the Company, adopted on November 25, 1996...............................

        3.3    Certificate of Amendment to the Restated Certificate of Incorporation of the
                 Company is incorporated by reference from Amendment No. 2 to the Company's Form
                 S-1, Registration Statement No. 33-54938, Exhibit 3.3, as filed with the
                 Securities and Exchange Commission on January 25, 1993...........................

       *4.1    Indenture, dated as of December 24, 1996, among the Company and State Street Bank and Trust Company, as Trustee, relating to the 7.45% Senior Notes, due 2026......

       *4.2    Form of 7.45% Senior Notes, Series B, due 2026.....................................

       *4.3    Form of 7.45% Senior Notes, Series A, due 2026.....................................

       *4.4    Registration Rights Agreement, dated as of December 24, 1996, among the Company,
                 Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette, Merrill Lynch & Co., J.P.
                 Morgan & Co., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Smith
                 Barney Inc. and UBS Securities...................................................

          5    Opinion of Robert K. Burgess, Senior Vice President, General Counsel and Secretary,
                 dated February   , 1997..........................................................

         *8    Tax Opinion of Simpson Thacher & Bartlett, dated as of January       , 1997........

        *12    Computation of Ratio of Earnings to Fixed Charges..................................

        *21    List of subsidiaries...............................................................

       23.1    Consent of Robert K. Burgess, Senior Vice President, General Counsel and
                 Secretary........................................................................

      *23.2    Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as
                 Exhibit 8 hereto)................................................................

      *23.3    Consent of Deloitte & Touche LLP dated January 24, 1997 as to the financial statements of the Company and its consolidated subsidiaries dated January 29,
                 1996.............................................................................

        *24    Powers of Attorney.................................................................

        *25    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of State Street Bank and Trust Company, as Trustee.......................

                                                                                                         PAGE
                                                                                                       NUMBER IN
                                                                                                      SEQUENTIAL
                                                                                                       NUMBERING
 EXHIBIT NO.                                       DESCRIPTION                                          SYSTEM
-------------  -----------------------------------------------------------------------------------  ---------------
         28    Information from reports furnished to state regulatory authorities is incorporated by reference from the Company's Form 10-K, Exhibit 28, as filed with the
                 Securities and Exchange Commission on March 29, 1996.............................

      *99.1    Form of Letter of Transmittal......................................................

      *99.2    Form of Notice of Guaranteed Delivery..............................................

      *99.3    Form of Guidelines for Certification of Taxpayer Identification Number on
                 Substitute Form W-9..............................................................

------------------------

*   Filed herewith